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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         ALBANY MOLECULAR RESEARCH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                         14-1742717
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               21 Corporate Circle
                             Albany, New York 12203
                                 (518) 464-0279
                    (Address of Principal Executive Offices)

      ALBANY MOLECULAR RESEARCH, INC. 1998 STOCK OPTION AND INCENTIVE PLAN
        ALBANY MOLECULAR RESEARCH, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)
                             ----------------------

                            THOMAS E. D'AMBRA, PH.D.
                      Chairman and Chief Executive Officer
                         Albany Molecular Research, Inc.
                               21 Corporate Circle
                             Albany, New York 12203
                                 (518) 464-0279
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                             ----------------------

                                    Copy to:
                              STUART M. CABLE, P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                           Boston, Massachusetts 02109
                                 (617) 570-1000

                             ----------------------

                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================================
  Title of Securities Being       Amount to Be          Proposed Maximum               Proposed Maximum             Amount of
          Registered               Registered      Offering Price Per Share(3)    Aggregate Offering Price(3)    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01     1,802,021(1)                $29.25                      $61,484,115                 $17,093
          per share                 300,000(2)
                                  ---------
                                  2,102,021
===================================================================================================================================

(1) Shares issued or available for issuance under the Albany Molecular Research, Inc. 1998 Stock Option and Incentive Plan, as amended (the "Stock Option Plan"); plus such additional number of shares as may be required pursuant to the Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Shares issued or available for issuance under the Albany Molecular Research, Inc. 1998 Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan"); plus such additional number of shares as may be required pursuant to the Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(3) This estimate is based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on June 8, 1999 pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the amount of the registration fee.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     Albany Molecular Research, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, as filed with the Commission on May 14, 1999; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on January 29, 1999, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Article V of the Company's Amended and Restated By-laws (the "By-laws") provides that the Company shall indemnify its directors, officers and, in the discretion of the Board of Directors, certain non-officer employees under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the

Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful. Article V of the By-laws requires the advancement of expenses to directors in proceedings involving such directors in most circumstances and, at the discretion of the Board of Directors, allows the advancement of expenses to officers or non-officer employees in proceedings involving such officers or non-officer employees.

     The Company has entered into indemnification agreements with its directors reflecting the provisions of the By-laws.


Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

     Exhibit
     -------

     4.1    Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on
            Form 10-K for the fiscal year ended December 31, 1998 (File No.
            000-25323)).
     4.2    Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K
            for the fiscal year ended December 31, 1998 (File No. 000-25323)).
     4.3    Albany Molecular Research, Inc. 1998 Stock Option and Incentive Plan
            (incorporated herein by reference to Exhibit 10.2 to the Company's
            Registration Statement on Form S-1, as amended (Registration No.
            333-58795)).
     4.4    Albany Molecular Research, Inc. 1998 Employee Stock Purchase Plan
            (incorporated herein by reference to Exhibit 10.4 to the Company's
            Registration Statement on Form S-1, as amended (Registration No.
            333-58795)).
     *5.1   Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
    *23.1   Consent of KPMG LLP.
     23.2   Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
     24.1   Powers of Attorney (included on signature page).


-----------------

*Filed herewith


Item 9.   Undertakings.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do
          --------  -------
          not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on this 11th day of June, 1999.

                                        ALBANY MOLECULAR RESEARCH, INC.


                                        By:  /s/ Thomas E. D'Ambra, Ph.D.
                                            ------------------------------------
                                            Thomas E. D'Ambra, Ph.D.
                                            Chairman and Chief Executive Officer

     KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Thomas E. D'Ambra, Ph.D. and Donald E. Kuhla, Ph.D. such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                             Title                               Date
          ---------                             -----                               ----

/s/ Thomas E. D'Ambra, Ph.D.       Chairman of the Board, Chief Executive       June 11, 1999
--------------------------------     Officer and Director (Principal
Thomas E. D'Ambra, Ph.D.             Executive Officer)


/s/ Donald E. Kuhla, Ph.D.         President, Chief Operating Officer,          June 11, 1999
--------------------------------     Secretary and Director
Donald E. Kuhla, Ph.D.


/s/ David P. Waldek                Chief Financial Officer and Treasurer        June 11, 1999
--------------------------------     (Principal Financial Officer)
David P. Waldek

/s/ Chester J. Opalka              Vice President, Director of Laboratory       June 11, 1999
--------------------------------     Operations and Director
Chester J. Opalka


                                   Director
--------------------------------
Anthony P. Tartaglia, M.D.


                                   Director
--------------------------------
Frank W. Haydu III

                                  EXHIBIT INDEX


Exhibit No.                             Description                                                  Page
-----------                             -----------                                                  ----
    4.1      Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for
             the fiscal year ended December 31, 1998 (File No. 000-25323)).
    4.2      Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for
             the fiscal year ended December 31, 1998 (File No. 000-25323)).
    4.3      Albany Molecular Research, Inc. 1998 Stock Option and Incentive Plan
             (incorporated herein by reference to Exhibit 10.2 to the Company's Registration
             Statement on Form S-1, as amended (Registration No. 333-58795)).
    4.4      Albany Molecular Research, Inc. 1998 Employee Stock Purchase Plan
             (incorporated herein by reference to Exhibit 10.4 to the Company's Registration
             Statement on Form S-1, as amended (Registration No. 333-58795)).
   *5.1      Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  *23.1      Consent of KPMG LLP.
   23.2      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
   24.1      Powers of Attorney (included on signature page).

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*Filed herewith